UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): March 7, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 7, 2016, Lannett Company, Inc. (“Lannett”) entered into a Settlement Agreement Release and Mutual Release (“Settlement Agreement”) with one of its customers, pursuant to which Lannett and such customer resolved all disputes between the parties with respect to the termination of the direct sales business relationship by Lannett on December 31, 2013.

Pursuant to the terms of the Settlement Agreement, Lannett will pay to one of its customers the following amounts: (a) in calendar year 2016, $8 million in cash; (b) in calendar year 2017, at the discretion of the customer, either $8 million in cash or a $10 million credit memorandum to be applied against invoices for the purchase of products from Lannett or any of its subsidiaries by such customer; and (c) in calendar year 2018, at the discretion of the customer, either $10 million in cash or a $12 million credit memorandum to be applied against invoices for the purchase of products from Lannett or any of its subsidiaries by such customer.

The Settlement Agreement further provides for a release by each party of any claims against the other party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: March 10, 2016